Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of LifeStance Health Group, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ryan McGroarty, Chief Financial Officer and Treasurer of LifeStance Health Group, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 25, 2026	By:	/s/ Ryan McGroarty
Ryan McGroarty
Chief Financial Officer and Treasurer